CORBIN & COMPANY LLP
              Certified Public Accountants and Business Consultants

March 16, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read the statements of Aftersoft Group, Inc. f/k/a W3 Group, Inc. pertaining to our firm included under Item 4.02 of Form 8-K/A dated January 17, 2006, and are in agreement with the statements contained therein insofar as they relate to our firm. We have no basis to agree or disagree with other statements contained therein.


                                             /s/ Corbin & Company, LLP

                                             Corbin & Company, LLP
                                             Irvine, California




             2603 Main Street, Suite 600 o Irvine, California 92614
                  o Tel: (949) 756-2120  o Fax: (949) 756-9110